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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                Cerus Corporation
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                               68-0262011
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

 2525 Stanwell Drive, Suite 300, Concord, CA             94520
(Address of principal executive offices)               (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class to                   Name of Each Exchange on Which
     be so Registered                      Each Class is to be Registered

           None

If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.   / /


If this Form relates to the registration of a class of debt
securities and is to become effective simultaneously with
the effectiveness of a concurrent registration statement
under the Securities Act of 1933 pursuant to General
Instruction A(c)(2) please check the following box.    / /


        Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, par value $.001
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 59 of the Prospectus included in Amendment No. 2 to Registrant's Form S-1 Registration Statement, No. 333-11341, filed with the Securities and Exchange Commission (the "Commission") on January 8, 1997. The description of the section entitled "Description of Capital Stock" appearing in the Registrant's final prospectus filed pursuant to Rule 424(b) is incorporated herein by reference.

         Exhibit
         Number     Description
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
         1.1      Specimen certificate for Registrant's Common Stock.(1)

         2.1      Amended and Restated Certificate of Incorporation of the
                  Registrant.(2)

         3.1      Bylaws of the Registrant.(3)

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         (1)      Filed as an exhibit to Amendment No. 2 to Registrant's Form
                  S-1 Registration Statement, No. 333-11341, filed with the Securities and Exchange Commission on January 8, 1997 and incorporated herein by reference.

         (2) Filed as an exhibit to Amendment No. 1 to Registrant's Form S-1 Registration Statement, No. 333-11341, filed with the Securities and Exchange Commission on October 29, 1996 and incorporated herein by reference.

         (3) Filed as an exhibit to Registrant's Form S-1 Registration Statement, No. 333-11341, filed with the Securities and Exchange Commission on September 4, 1996 and incorporated herein by reference.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CERUS CORPORATION
                                          (Registrant)



Date: January 8, 1997                     By:  /s/ David S. Clayton
                                              ---------------------------------
                                              David S. Clayton
                                              Vice President, Finance and Chief
                                              Financial Officer